UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 16, 2007

FORMFACTOR, INC.

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-50307		13-3711155
(Commission File Number)		(IRS Employer Identification No.)

7005 Southfront Road, Livermore, CA	94551
(Address of principal executive offices)	(Zip Code)

(925) 290-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                  Compensatory Arrangements of Certain Officers.

The Compensation Committee of the Board of Directors of FormFactor, Inc. approved increases in the base salary of certain executive officers of the company, which are effective as of April 9, 2007, and increases in the bonus targets of all executive officers under the company’s Key Employee Bonus Plan, which are effective as of January 1, 2007.

The new base salaries are as follows:  (i) Dr. Igor Y. Khandros, Chief Executive Officer, will be paid a base salary of $500,000 per year, (ii) Ronald C. Foster, Senior Vice President and Chief Financial Officer, will be paid a base salary of $310,000 per year and (iii) Richard M. Freeman, Senior Vice President, Operations, will be paid a base salary of $330,000 per year.

The new bonus targets are as follows:  (i) Dr. Khandros has a bonus target of 135% of base salary and (ii) the other executive officers of the company have a bonus target of 90% of base salary.  Beginning in fiscal 2007, the Compensation Committee has implemented a semi-annual measurement period for the company’s Key Employee Bonus Plan with objectives and associated payouts determined and evaluated every six months.  The first measurement period begins on January 1, 2007 and ends on June 30, 2007.

The Compensation Committee approved the base salary and bonus target increases after discussion through a unanimous written consent as of April 16, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 20, 2007	FORMFACTOR, INC.

	By:	/s/ STUART L. MERKADEAU
Stuart L. Merkadeau
Senior Vice President,
General Counsel and Secretary